BlackRock MuniYield New York Insured Fund, Inc.

FILE #811-06500

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/2007	The City of New York General Obligations Bonds	950,465,000	2,000,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

11/16/2007	The City of New York General Obligations Bonds	950,465,000	2,150,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

12/6/2007	METROPOLITAN TRANSN AUTH N Y REV	415,000,000	6,650,000

Citi, JPMorgan, Lehman Brothers, Bear, Stearns & Co. Inc, UBS Investment Bank, Banc of America Securities LLC, DEPFA First Albany Securities, LLC., Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co. Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

2/6/2008	City of New York	475,000,000	5,750,000

Loop Capital Markets, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, M.R. Beal & Company, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities, LLC, Janney Montgomery Scott LLC, Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456.00	10,980,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC